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                                                                     EXHIBIT 23


                      FIRST INDUSTRIAL REALTY TRUST, INC.

                       CONSENT OF INDEPENDENT ACCOUNTANTS



        We consent to the inclusion in this Form 10-K and the incorporation by reference into the Registrant's five previously filed Registration Statements on Form S-3 (File Nos. 33-95190, 333-03999, 333-13225, 333-21873 and 333-21887)
and the Registrant's previously filed Registration Statement on Form S-8 (File No. 33-95188) of our report dated February 12, 1997, on our audit of the consolidated financial statements and the financial statement schedule of First Industrial Realty Trust, Inc. and the combined financial statements of the Contributing Businesses.




                                                  COOPERS & LYBRAND L.L.P.



Chicago, Illinois
February 12, 1997